EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax
February 24, 2011
To the addressees listed
     on Schedule I hereto

Re:	Ford Credit Floorplan Master Owner Trust A, Series 2011-1 Asset Backed Notes — Corporate Opinion
Ladies and Gentlemen:
     We have acted as special counsel to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” and, together with FCF Corp, the “Depositors”), in connection with the issuance by Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust (the “Trust”), of its Series 2011-1 Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), Class A-2 (the “Class A-2 Notes” and, together with the Class A-1 Notes, the “Class A Notes”), Class B (the “Class B Notes”), Class C (the “Class C Notes”) and Class D (the “Class D Notes” and, together with the Class A, Class B and Class C Notes, the “Series 2011-1 Notes” or the “Notes”). The Series 2011-1 Notes are being issued pursuant to the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Indenture”), between the Trust and The Bank of New York Mellon, a New York banking corporation (“BNYM”), as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2011-1 Indenture Supplement, dated as of February 1, 2011 (the “Series 2011-1 Indenture Supplement”), between the Trust and the Indenture Trustee. Capitalized terms not otherwise defined herein are used as defined in Appendix A to the Sale and Servicing Agreements (defined below) and the Series 2011-1 Indenture Supplement.
     In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(a)	the Indenture;

(b)	the Series 2011-1 Indenture Supplement;

(c)	specimens of the Class A-1, Class A-2, Class B, Class C and Class D Notes;

(d)	the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as amended, modified or
CHARLOTTE    CHICAGO    IRVING    LONDON    LOS ANGELES    NEW YORK    WASHINGTON, DC    WWW.KATTENLAW.COM
LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

To the addressees listed
     on Schedule I hereto
February 24, 2011

supplemented, the “Trust Agreement”), among the Depositors and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”);

(e)	the Amended and Restated Sale and Assignment Agreement, dated as of June 1, 2001 (the “Sale and Assignment Agreement”), between Ford Motor Company (“Ford”), as seller, and Ford Credit, as purchaser;

(f)	the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “FCF Corp Receivables Purchase Agreement”), between Ford Credit, as seller, and FCF Corp, as buyer;

(g)	the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “FCF LLC Receivables Purchase Agreement” and, together with the FCF Corp Receivables Purchase Agreement, the “Receivables Purchase Agreements”), between Ford Credit, as seller, and FCF LLC, as buyer;

(h)	the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “FCF Corp Sale and Servicing Agreement”), among FCF Corp, as depositor, the Trust, as issuer, and Ford Credit, as servicer;

(i)	the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “FCF LLC Sale and Servicing Agreement” and, together with the FCF Corp Sale and Servicing Agreement, the “Sale and Servicing Agreements”), among FCF LLC, as depositor, the Trust, as issuer, and Ford Credit, as servicer;

(j)	the Second Amended and Restated Administration Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Administration Agreement”), among the Trust, Ford Credit, as administrator, and the Indenture Trustee;

(k)	the Account Control Agreement, dated as of December 1, 2010 (the “Account Control Agreement”), between the Trust, as grantor, and BNYM, as secured party and financial institution;

(l)	the Series 2011-1 Account Control Agreement, dated as of February 1, 2011 (the “Series 2011-1 Account Control Agreement”), between the Trust, as grantor, and BNYM, as secured party and financial institution; and

(m)	the Underwriting Agreement, dated February 15, 2011 (the “Underwriting Agreement”), among FCF Corp, FCF LLC, Ford Credit and BNP Paribas

To the addressees listed
     on Schedule I hereto
February 24, 2011

Securities Corp. (“BNP”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBS Securities Inc. (“RBS”), acting on behalf of themselves and as representatives of the several Underwriters (as defined in the Underwriting Agreement) (in which representative capacity BNP, Deutsche Bank and RBS are collectively referred to herein as the “Representatives”).
     The documents listed in clauses (a) through (l) are collectively referred to as the “Basic Documents”, and the documents listed in clauses (a) through (m) are collectively referred to as the “Transaction Documents”.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
(i)	the registration statement on Form S-3 (Registration Nos. 333-148505 and 333-148505-01) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 7, 2008 and amended by Amendment No. 1, filed on January 24, 2008, and effective on January 29, 2008, as further amended by Post-Effective Amendment No. 1 filed and effective on June 9, 2008 and Post-Effective Amendment No. 2 filed and effective on September 29, 2009 (such registration statement, together with any information included in the Prospectus referred to below, being hereinafter referred to as the “Registration Statement”);

(ii)	the preliminary prospectus supplement, dated February 14, 2011 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(3) on February 16, 2011 (the Preliminary Prospectus Supplement and the base prospectus, dated February 11, 2011 (the “Base Prospectus”), together being referred to as the “Preliminary Prospectus”) and the free writing prospectus, dated February 14, 2011, relating to the ratings on the Notes (the “Ratings FWP”); and the final prospectus supplement, dated February 15, 2011 (the “Final Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) on February 16, 2011 (the Final Prospectus Supplement and the Base Prospectus, together being referred to as the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”);

(iii)	the organizational documents of Ford Credit and the Depositors; and

(iv)	all such other records of Ford, Ford Credit, FCF Corp and FCF LLC and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions expressed herein.
     We have also considered such questions of law for the purpose of rendering the opinions expressed herein as we have deemed necessary. For purposes of this opinion, “Applicable Laws” means those laws, rules and regulations which, in our experience, are normally applicable to

To the addressees listed
     on Schedule I hereto
February 24, 2011

transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws and, in the case of the Applicable Laws of the State of Delaware, shall be limited to the General Corporation Law and the Limited Liability Company Act of the State of Delaware; and “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body pursuant to the Applicable Laws of the State of New York or the State of Delaware or the Applicable Laws of the United States of America.
     In rendering the opinions expressed herein, we have assumed (a) that each of the parties to the Transaction Documents is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is required to be so qualified and has full power and authority and has received all consents (and such consents remain in full force and effect) necessary to execute, deliver and perform under such documents and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, (b) the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto and the due authentication of the Series 2011-1 Notes and each other Series of Notes by or on behalf of the Trust and the Indenture Trustee, (c) that the Transaction Documents constitute the legal, valid and binding agreement of each party thereto, other than Ford, Ford Credit, FCF Corp, FCF LLC and the Trust, enforceable in accordance with their respective terms, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies, (f) the genuineness of all signatures on all documents submitted to us and (g) the legal capacity of all natural persons.
     With respect to the foregoing matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Ford, we have relied, with your consent and without independent investigation, on the opinion of Peter J. Sherry, Jr., Associate General Counsel and Secretary of Ford (the “Sherry Opinion”), addressed to you and dated the date hereof. With respect to the foregoing matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to Ford Credit, FCF LLC or FCF Corp, we have relied, with your consent and without independent investigation, on the opinion of Susan J. Thomas, Secretary of each of Ford Credit, FCF Corp and FCF LLC and Associate General Counsel, Global Structured Finance of Ford Credit (the “Thomas Opinion”), addressed to you and dated the date hereof. With respect to the matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Trust, we have relied, with your consent and without independent investigation, on the opinions of Richards, Layton & Finger P.A., Delaware counsel to the Trust and the Owner Trustee (the “RLF Opinions”), each addressed to you and dated the date hereof. To the extent that the opinions set forth herein rely upon the Sherry Opinion, the Thomas Opinion or the RLF Opinions, the opinions set forth herein are subject to any limitations, qualifications, assumptions and exceptions specified in such opinions.

To the addressees listed
     on Schedule I hereto
February 24, 2011

     Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:
1.	Each of the Basic Documents to which Ford is a party constitutes the legal, valid and binding agreement of, Ford, enforceable against Ford in accordance with its terms.

2.	Each of the Basic Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of, Ford Credit, enforceable against Ford Credit in accordance with its terms.

3.	Each of the Basic Documents to which FCF Corp is a party (other than the Trust Agreement) constitutes the legal, valid and binding agreement of, FCF Corp, enforceable against FCF Corp in accordance with its terms.

4.	Each of the Basic Documents to which FCF LLC is a party (other than the Trust Agreement) constitutes the legal, valid and binding agreement of, FCF LLC, enforceable against FCF LLC in accordance with its terms.

5.	Each of the Basic Documents to which the Trust is a party constitutes the legal, valid and binding agreement of, the Trust, enforceable against the Trust in accordance with its terms.

6.	The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.

7.	The execution and delivery by each of Ford, Ford Credit, FCF Corp, FCF LLC and the Trust of the Transaction Documents to which it is a party, and the compliance by each of Ford, Ford Credit, FCF Corp, FCF LLC and the Trust with the terms and provisions of such agreements, including the issuance of the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States of America.

8.	No Governmental Approval (other than the filing of UCC financing statements with respect to (x) the sale or transfer of the “Dealer Receivables” (as defined in the Sale and Assignment Agreement) by Ford to Ford Credit pursuant to the Sale and Assignment Agreement, (y) the sale or transfer of the Receivables by Ford Credit to the Depositors pursuant to the Receivables Purchase Agreements and by the Depositors to the Trust pursuant to the Sale and Servicing Agreements and (z) the grant by the Trust of a security interest in such Receivables to the Indenture

To the addressees listed
     on Schedule I hereto
February 24, 2011

Trustee pursuant to the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party by Ford, Ford Credit, FCF Corp, FCF LLC and the Trust, or the enforceability of any of the Basic Documents (other than the Trust Agreement) to which it is a party against Ford, Ford Credit, FCF Corp, FCF LLC and the Trust, as applicable.

9.	The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

10.	None of FCF Corp, FCF LLC or the Trust is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

11.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

12.	The Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as applicable.

13.	The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “ERISA Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by us and are correct in all material respects.
     The opinions expressed herein are subject to the following qualifications and limitations:
     (a) The enforceability of the Basic Documents may be limited to the extent that any section thereof relates to the submission to the subject matter jurisdiction of, or the waiver of venue or inconvenient forum objections as they relate to, the United States District Court for the Southern District of New York or the New York State courts.
     (b) The enforceability of the Basic Documents referred to in paragraphs 1 through 6 above may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights generally and to general equity principles.

To the addressees listed
     on Schedule I hereto
February 24, 2011

     (c) We express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters under federal or state securities laws.
     (d) Exculpatory provisions, waivers and provisions regarding arbitration of disputes may be limited on public policy grounds.
     (e) We express no opinion as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws.
     (f) We express no opinion herein as to the creation, attachment, perfection or priority of any security interests which are purported to be created under the Indenture or the Series 2011-1 Indenture Supplement.
     (g) To the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon New York General Obligation Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.
     (h) We call to your attention that the choice of New York law on the basis of Section 5-1401 of the New York General Obligation Law is only relevant insofar as litigation is brought to enforce the Transaction Documents in the courts of the State of New York, and we have assumed that there is basis for jurisdiction in such courts.
     (i) We express no opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent such restriction on assignability is governed by the Uniform Commercial Code.
     We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the Applicable Laws of the State of New York and the State of Delaware and the federal law of the United States of America.
     This opinion letter is being furnished only to the addressees hereof and may not be relied upon by any other person, firm or corporation for any purpose, and is solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be relied upon for any other purpose, without our prior written consent. This opinion letter is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, except that copies of this opinion letter may be posted by the Trust or Ford Credit to a password

To the addressees listed
     on Schedule I hereto
February 24, 2011

protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Trust or Ford Credit the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accepting this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph and not to provide copies of this opinion letter to any other person.
     The opinions expressed herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions expressed herein, or to inform of any subsequent developments, after the date hereof.
__________________________
     Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours, /s/ Katten Muchin Rosenman LLP

SCHEDULE I

Ford Motor Company
One American Road
Dearborn, Michigan 48126

Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126

Ford Credit Floorplan Corporation
One American Road
Dearborn, Michigan 48126

Ford Credit Floorplan LLC
One American Road
Dearborn, Michigan 48126

Ford Credit Floorplan Master Owner Trust A
c/o U.S. Bank Trust National Association,
   as Owner Trustee
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801

U.S. Bank Trust National Association,
   as Owner Trustee
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801

The Bank of New York Mellon,
   as Indenture Trustee
101 Barclay Street
New York, New York 10286
Wells Fargo Bank, National Association,
   as Back-up Servicer
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
RBS Securities Inc.,
   on behalf of themselves and as
   Representatives of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005

Standard & Poor’s Ratings Services, a Standard
    & Poor’s Financial Services LLC business
55 Water Street
New York, New York 10004

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007

DBRS, Inc.
140 Broadway, 35th Floor
New York, New York 10005

Fitch, Inc.
One State Street Plaza
New York, New York 10004